Exhibit 4.1

INDENTURE

Dated as of August [    ], 2010

Among

DIRECTV HOLDINGS LLC

and

DIRECTV FINANCING CO., INC.,

as Issuers,

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

CERTAIN SECTIONS OF THIS INDENTURE
RELATING TO SECTIONS 310 THROUGH 318 INCLUSIVE,
OF THE TRUST INDENTURE ACT OF 1939

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
Section 311(a)	613
(b)	613
Section 312(a)	701
702
(b)	702
(c)	702
Section 313(a)	703
(b)	703
(c)	703
(d)	703
Section 314(a)	704
(a)(4)	1004
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
Section 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	513
Section 316(a)	101
(a)(1)(A)	502
511
(a)(1)(B)	512
(a)(2)	Not Applicable
(b)	508
(c)	104
Section 317(a)(1)	504
(a)(2)	504
(b)	1003
Section 318(a)	107

NOTE:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

v

INDENTURE dated as of August [       ], 2010 by and among DIRECTV Holdings LLC (the “Company” or an “Issuer”), a Delaware limited liability company, DIRECTV Financing Co., Inc. (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), a Delaware corporation, the Guarantors (as hereinafter defined) and The Bank of New York Mellon Trust Corporation, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debt securities (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a legal, valid and binding agreement of the Issuers and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.                             Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(2)                                 all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)                                 unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(5)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)                                 “including” means including without limitation;

(7)                                 when used with respect to any Security, the words “convert,” “converted” and “conversion” are intended to refer to the right of the Holder or the Issuers to convert or exchange such Security into or for securities or other property in accordance with such terms, if any, as may hereafter be specified for such Security as contemplated by Section 301, and these words are not intended to refer to any right of the Holder or the Issuers to exchange such Security for other Securities of the same series and like tenor pursuant to Section 304,  305,  306,  906 or 1107 or another similar provisions of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be converted mean such terms as may be specified for such Security as contemplated in Section 301; and

(8)                                 unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

“2014 Notes” means $1,000 million of 4.750% Senior Notes due 2014 issued by the Company and DIRECTV Financing under an indenture dated as of September 22, 2009.

“2015 Notes” means $1,000 million of 6.375% Senior Notes due 2015 issued by the Company and DIRECTV Financing under an indenture dated as of June 15, 2005.

“3.550% 2015 Notes” means $1,200 million of 3.550% Senior Notes due 2015 issued by the Company and DIRECTV Financing under an indenture dated as of March 11, 2010.

“2016 Notes” means $1,500 million of 7.625% Senior Notes due 2016 issued by the Company and DIRECTV Financing under an indenture dated as of May 14, 2008.

“2019 Notes” means $1,000 million of 5.875% Senior Notes due 2019 issued by the Company and DIRECTV Financing under an indenture dated as of September 22, 2009.

“2020 Notes” means $1,300 million of 5.220% Senior Notes due 2020 issued by the Company and DIRECTV Financing under an indenture dated as of March 11, 2010.

“2040 Notes” means $500 million of 6.350 % Senior Notes due 2040 issued by the Company and DIRECTV Financing under an indenture dated as of March 11, 2010.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of Parent or the Company or their respective Subsidiaries or an officer of Parent or the Company or their respective Subsidiaries with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to Parent, the Company or any of their respective Subsidiaries.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means (a) with respect to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof and (b) as to any other Person, the functionally comparable body of such Person or any duly authorized committee thereof.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of each of the Issuers to have been duly adopted by the Board of Directors of each Issuer and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, when used with respect to any Place of Payment, unless otherwise specified as contemplated by Section 301, any day, other than a Saturday or Sunday, which is not a day on which banking institutions are authorized or obligated by law or executive order to close in that Place of Payment.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Commission” means the U.S. Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this

Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Net Tangible Assets” of any Person means, for any period, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which any time its corporate trust business shall be administered, which office at the date hereof is located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention:  Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning specified in Section 1303.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Existing Notes” means the 2014 Notes, the 2015 Notes, the 3.550% 2015 notes, the 2016 Notes, the 2019 Notes, the 2020 Notes and the 2040 Notes.

“Existing Satellites” means the following satellites:  DIRECTV 1R, DIRECTV 4S, DIRECTV 5, DIRECTV 7S, DIRECTV 8, DIRECTV 9S, DIRECTV 10, DIRECTV 11, DIRECTV 12, Spaceway 1 and Spaceway 2.

“FCC” means the Federal Communications Commission.

“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions hereof shall utilize GAAP as in effect on the date of this Indenture.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 202 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Securities.

“Guarantor” means any Subsidiary of the Company that guarantees the Securities and its successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“incur” means, collectively, either directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Debt).

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property

(including pursuant to capital leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes the guarantee of items that would be included within this definition.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest” means, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuers by an Officer of each of the Issuers (or any Person designated in writing as authorized to execute and deliver Issuer Requests and Issuer Orders), and delivered to the Trustee.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

“Officers’ Certificate” means a certificate signed on behalf of the Company or DIRECTV Financing, as the case may be, by two Officers of such Person or of such Person’s partner or managing member, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of such Person or of such Person’s partner or managing member.

“Opinion of Counsel” means an opinion from legal counsel, who may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)           Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if one of the Issuers shall act as Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)           Securities as to which Defeasance has been effected pursuant to Section 1302;

(d)           Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuers; and

(e)           Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 301;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a

Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not one of the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or of such other obligor.

“Parent” means our parent, DIRECTV, our indirect parent and a Delaware corporation, and their respective successors, in each case together with each direct or indirect Subsidiary of Parent that beneficially owns any of our Equity Interests.

“Parent Company” means each of (a) DIRECTV and (b) any direct or indirect Subsidiary of Parent that owns any of our Capital Stock.

“Paying Agent” means any Person authorized by the Issuers to pay the principal of or premium, if any, or interest on any Securities on behalf of the Issuers.

“Permitted Liens” means with respect to the Securities of any series:

(a)           Liens securing the Securities of such series and Liens securing any Guarantee of such Securities;

(b)           Liens securing Purchase Money Indebtedness; provided that such Liens do not extend to any assets of the Company or the Company’s Subsidiaries other than the assets so acquired;

(c)           Liens to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of instruction or improvement of property, plant or equipment or the purchase price or construction, improvement or launch of satellites (other than Existing Satellites) for use in the business of the Company or any Subsidiary of the Company; provided that such Liens do not apply to any assets other than the property acquired, constructed or improved or the satellite constructed, improved or launched (and in the case of any such satellite, other than any Existing Satellite, the related orbital slots, licenses and other related assets);

(d)           Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

(e)           Liens on property of a Subsidiary of the Company at the time that it becomes a Subsidiary of the Company; provided that such Liens were not incurred in connection with, or contemplation of, such Subsidiary becoming a Subsidiary of the Company;

(f)            Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or Subsidiary of the Company other than the property so acquired;

(g)           Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

(h)           Liens existing on the issue date of the Securities of such series securing Indebtedness existing on the issue date or incurred pursuant to commitments outstanding on the issue date of the Securities of such series;

(i)            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(j)            any interest or title of a lessor under any Capital Lease Obligations;

(k)           Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company or any of its Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(l)            easements, rights-of-way, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(m)          normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n)           Liens not provided for in clauses (a) through (m) above securing Indebtedness incurred in compliance with the terms hereof so long as the Securities of such series are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Securities of such series, such Lien shall be subordinated to and be later in priority than the Securities of such series on the same basis;

(o)           extensions, renewals or refundings of any Liens referred to in clauses (a) through (n) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced; and

(p)           other Liens arising in connection with the Company’s and its Subsidiaries’ Indebtedness, in an aggregate principal amount for the Company and its Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Lien is issued, created or assumed 15% of the Company’s Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Place of Payment” means, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of such series are payable as specified as contemplated by Section 301.

“Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Purchase Money Indebtedness” means (i) Indebtedness incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of Persons that are not Affiliates of the Company or the Guarantors):  (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) so long as such Indebtedness is without recourse to the Company or any of its Subsidiaries or any of their respective assets, other than to the assets so purchased; or (ii) Indebtedness which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” means, for the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 301.

“Repayment Date” means, with used with respect to a Security to be repaid at the option of a Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Unit of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Secured Credit Facility” means any credit agreement to which the Company and/or one or more of its Domestic Subsidiaries is party from time to time including without limitation the credit agreement dated as of April 13, 2005 by and among the Company, as borrower, the lenders party thereto from time to time, Bank of America N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lende”Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

“Special Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Successor” has the meaning specified in Section 801.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligation” has the meaning specified in Section 1304(1).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary all of the outstanding voting stock (other than directors’ qualifying shares) of which is owned by such Person, directly or indirectly.

Section 102.                             Compliance Certificates and Opinions.

Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.                             Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of an Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.                             Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 601, conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 104.

The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

The Issuers may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 511, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers’ expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuers in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section 104, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 105.                             Notices, Etc., to Trustee and Issuers.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the other is duly given if in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

If to the Issuers or any Guarantor, to it care of:

DIRECTV Holdings LLC
2230 East Imperial Highway
El Segundo, California 90245
Facsimile No.:  (310) 964-0839
Attention:  General Counsel

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

Attention:  Michael E. Lubowitz, Esq.
Erika L. Weinberg, Esq.

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Facsimile No.:  (213) 630-6298

Attention:  Corporate Unit

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 106.                             Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

Section 107.                             Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.                             Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.                             Successors and Assigns.

All covenants and agreements in this Indenture by the Issuers shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

Section 110.                             Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.                             Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.                             Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the law of the State of New York.

Section 113.                             Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Security, or any date on which a Holder has the right to convert such Holder’s Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section 113)) payment of principal and premium, if any, or interest, or the Redemption Price or conversion of such Security, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repayment Date, or at the Stated Maturity, or on such conversion date.  In the case, however, of Securities of a series bearing interest at a floating rate based on the London interbank offered rate (LIBOR), if any Interest Payment Date (other than the Redemption Date, Repayment Date or Stated Maturity) would otherwise be a date that is not a Business Day, then the Interest Payment Date shall be postponed to the following date which is a Business Day, unless that Business Day falls in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.  No interest shall accrue for the period from and after any such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or conversion date, as the case may be, to the date of such payment.

Section 114.                             No Recourse Against Others.

A director, officer, employee or stockholder as such of the Issuers shall not have any liability for any obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 115.                             Waiver of Jury Trial.

EACH OF THE ISSUERS, GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE II
SECURITY FORMS

Section 201.                             Forms Generally.

The Securities of each series shall be in substantially such form or forms as shall be established by or pursuant to a Board Resolution or, subject to Section 303, set forth in, or determined in the manner provided in, an Officers’ Certificate pursuant to a Board Resolution, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Securities, as evidenced by his or her execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuers and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 303 for the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer executing such Securities, as evidenced by his or her execution of such Securities.

Section 202.                             Form of Legend for Global Securities.

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby or as required by Applicable Procedures, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

[Insert, if applicable — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Insert, if applicable — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

Section 203.                             Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Authorized Signatory

ARTICLE III
THE SECURITIES

Section 301.           Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to (a) a Board Resolution or pursuant to authority granted by a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers’ Certificate, or (b) one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)           the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)           the limit, if any, on the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)           the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)           the date or dates on which the principal of any Securities of the series is payable or the method used to determine or extend those dates;

(5)           the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6)           the place or places where the principal of and premium, if any, and interest on any Securities of the series shall be payable and the manner in which any payment may be made;

(7)           the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Issuers and, if other than by a Board Resolution, the manner in which any election by the Issuers to redeem the Securities shall be evidenced;

(8)           the obligation or the right, if any, of the Issuers to redeem or purchase any Securities of the series pursuant to any sinking fund or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)           if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(10)         if the amount of principal of or premium, if any, or interest on any Securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts shall be determined;

(11)         if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12)         if the principal of or premium, if any, or interest on any Securities of the series is to be payable, at the election of the Issuers or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13)         if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14)         if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15)         if other than by a Board Resolution, the manner in which any election by the Issuers to defease any Securities of the series pursuant to Section 1302 or Section 1303 shall be evidenced; whether any Securities of the series other than Securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to Section 1302 or Section 1303; or, in the case of Securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 1302 or Section 1303 or both such Sections;

(16)         if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 202 and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(17)         any addition to, deletion from or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(18)         any addition to, deletion from or change in the covenants set forth in Article X which applies to Securities of the series;

(19)         if the Securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any Person (including the Issuers), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(20)         whether the Securities of the series will be guaranteed by any Person or Persons and, if so, the identity of such Person or Persons, the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

(21)         whether the Securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Issuers or any guarantor; and

(22)         any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(11)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution referred to above and, subject to Section 303, set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or pursuant to authority granted by one or more Board Resolutions or in any such indenture supplemental hereto with respect to a series of Securities, additional Securities of a series may be issued, at the option of the Issuers, without the consent of any Holder, at any time and from time to time.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuers and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 302.           Denominations.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303.           Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of each of the Issuers by its Chairman of the Board, one of its Vice Chairmen, its Chief Executive Officer, its Chief Financial Officer, its Chief Accounting Officer, its Treasurer, one of its Corporate Vice Presidents or one of its Assistant Treasurers. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuers shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, together with aN Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and, subject to Section 601, shall be fully protected in relying upon, an Opinion of Counsel stating,

(1)           if the form of such Securities has been established by or pursuant to Board Resolution or pursuant to authority granted by one or more Board Resolutions as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2)           if the terms of such Securities have been established by or pursuant to Board Resolution or pursuant to authority granted by one or more Board Resolutions as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3)           that such Securities, when authenticated by the Trustee and issued and delivered by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles and (iii) an implied covenant of good faith and fair dealing.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will materially adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.           Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuers may execute, and, upon Issuer Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuers will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuers in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 305.           Registration, Registration of Transfer and Exchange.

The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuers in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuers in a Place of Payment for such series, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304,  906 or 1107 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Issuers shall not be required (A) to issue, register the transfer of or exchange any Securities of such series (or of such series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of clauses (1), (2), (3) and (4) of this paragraph shall apply only to Global Securities:

(1)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)           Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 301, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Issuers that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Security, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Issuers so direct the Trustee by a Issuer Order or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3)           Subject to clause (2) above, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 301, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)           Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 305, Section 304,  306,  906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 306.           Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuers and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 306, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Issuers and the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Security of any series issued pursuant to this Section 306 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.           Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1)           The Issuers may elect to make payment of any Defaulted Interest payable on Securities of a series to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Issuers may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or made available for payment) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable. Notwithstanding the foregoing, the terms of any Security that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Security.

Section 308.           Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and, subject to Section 307, any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

Section 309.           Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuers have not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures. The Trustee shall provide the Issuers a list of all Securities that have been cancelled from time to time as requested by the Issuers.

Section 310.           Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.           CUSIP Numbers.

The Issuers in issuing any series of the Securities may use “CUSIP” or “ISIN” numbers and/or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 312.           Original Issue Discount.

If any of the Securities is an Original Issue Discount Security, the Issuers shall file with the Trustee promptly at the end of each calendar year (1) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Outstanding Original Issue Discount Securities as of the end of such year and (2) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code.

Section 313           Joint and Several Liability.

Except as otherwise expressly provided herein, the Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture and the Securities.

ARTICLE IV
SATISFACTION AND DISCHARGE

Section 401.          Satisfaction and Discharge of Indenture.

This Indenture shall, upon Issuer Request, cease to be of further effect with respect to any series of Securities specified in such Issuer Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for), and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(1)           either

(A)          all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)          all such Securities of such series not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii)          are to be called for redemption within one year,

and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; and

(3)           the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with; provided that such Opinion of Counsel may rely as to matters of fact, on an Officer’s Certificate of the Issuers.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402.          Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the applicable series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (including one of the Issuers acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee. All money deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted into other property shall be returned to the Issuer upon Issuer Request. The Issuers may direct by a Issuer Order the investment of any money deposited with the Trustee pursuant to Section 401, without distinction between principal and income, in (1) United States Treasury securities with a maturity of one year or less or (2) a money market fund that invests solely in short-term United States Treasury securities (including money market funds for which the Trustee or an affiliate of the Trustee serves as investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee charges and collects fees and expenses from such funds for services rendered and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture at any time) and from time to time the Issuers may direct the reinvestment of all or a portion of such money in other securities or funds meeting the criteria specified in clause (1) or (2) of this Section 402.

ARTICLE V
REMEDIES

Section 501.          Events of Default.

Except as may be otherwise provided pursuant to Section 301 for Securities of any series, an “Event of Default” means, whenever used herein or in a Security issued hereunder with respect to Securities of any series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default for 30 days in the payment when due of interest on any Security of such series;

(2)           default in the payment when due of principal of or premium, if any, on any Security of such series at maturity, upon repurchase, redemption or otherwise;

(3)           failure to comply with the provisions of Section 801 or, to the extent applicable to such series of Securities, Article XIV hereof;

(4)           default under any other provision of this Indenture or in the Securities of such series, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities of such series;

(5)           there shall occur any (i) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company and any of its Subsidiaries) other than the Indebtedness evidenced by the Existing Notes, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more or (ii) “Event of Default” under and as defined in any indenture governing any of the Existing Notes (but only for so long as the Existing Notes issued thereunder remain outstanding and such “Event of Default” has not been cured or waived, in accordance with such indenture) whether or not any of the Existing Notes have been accelerated in accordance with the terms of the indentures governing the Existing Notes;

(6)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) other than the Indebtedness evidenced by the Existing Notes, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(7)           failure by the Company and any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry;

(8)           any Guarantee of a Significant Subsidiary with respect to the Securities of any such series shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee of such series of Securities;

(9)           the Company, DIRECTV Financing or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(10)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against the Company, DIRECTV Financing or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company, DIRECTV Financing or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, DIRECTV Financing or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company, DIRECTV Financing or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days; and

(11)         any other Event of Default provided with respect to Securities of such series occurs.

Section 502.          Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default relating to an Issuer specified in paragraph (9) or (10) of Section 501 hereof) occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities of any series by written notice to the Issuers and the Trustee, may declare all the Securities of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (9) or (10) of Section 501 hereof with respect to an Issuer, all outstanding Securities shall become and be immediately due and payable without further action or notice.  Holders of the Securities may not enforce this Indenture or the Securities except as provided in this Indenture. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

In the event the Securities of any series are accelerated as a result of an Event of Default specified in clause 501(5)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the Securities of such series) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default:

(1)           the applicable Existing Notes have been redeemed, repaid or discharged in full;

(2)           the trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or

(3)           the default that is the basis for the Event of Default has been cured.

Except as may otherwise be provided pursuant to Section 301 for all or any specific Securities of any series, at any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Issuers has paid or deposited with the Trustee a sum sufficient to pay:

(A)          all overdue interest on all Securities of such series,

(B)          the principal of and premium, if any, on any Securities of such series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities of such series,

(C)          to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to Securities of such series, other than the non-payment of the principal of Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 512.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.          Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuers covenant that if (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or (2) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof, the Issuers will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.          Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Issuers (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it and any predecessor Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505.          Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, any predecessor Trustee under Section 607, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.          Application of Money Collected.

Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Issuers.

Section 507.          Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder, unless:

(1)           Such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2)           the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508.          Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert Securities.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and, subject to Section 307, interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or date for repayment, as the case may be, and, if the terms of such Security so provide, to convert such Security in accordance with its terms) and to institute suit for the enforcement of any such payment and, if applicable, any such right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 509.          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 510.          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 511.          Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that

(1)           such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 512.          Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)           in the payment of the principal of or premium, if any, or interest on any Security of such series, or

(2)           in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 513.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 513 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, a suit by a Holder under Section 508, or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Securities.

Section 514.          Waiver of Usury, Stay or Extension Laws.

The Issuers covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515.           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE VI
THE TRUSTEE

Section 601.           Certain Duties and Responsibilities of Trustee.

(1)           Except during the continuance of an Event of Default with respect to any series of Securities,

(A)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to such series; and

(B)           in the absence of bad faith on its part, the Trustee may conclusively rely with respect to the Securities of such series, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)           In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Securities of such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(A)          this Section 601(3) shall not be construed to limit the effect of Section 601(1);

(B)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(C)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, determined as provided in Sections 101,  104 and 511, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(D)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(4)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

Section 602.           Notice of Defaults.

If a Default or an Event of Default occurs with respect to Securities of any series and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder of Securities of such series notice of the Default within 90 days after it is known to a Responsible Officer or written notice of it is received by a Responsible Officer of the Trustee. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of Holders of Securities of such series.

Section 603.           Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(4)           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(9)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10)         in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(11)         in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances);

(12)         the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof or unless written notice of any event which is in fact such a default shall have been received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(13)         the Trustee may request that the Company and the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 604.           Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuers of Securities or the proceeds thereof.

Section 605.           May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 606.           Money Held in Trust.

Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuers.

Section 607.           Compensation and Reimbursement.

The Issuers agree:

(1)           to pay to the Trustee from time to time such reasonable compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct, and the Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; and

(3)           to indemnify the Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 501 (9) and (10), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of Securities.

The provisions of this Section 607 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 608.           Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 609.           Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent annual report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 610.           Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, upon written notice delivered to the Trustee and to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed, at the expense of the Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1)           the Trustee shall fail to comply with Section 608 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

(3)           the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers may remove the Trustee with respect to all Securities or (B) subject to Section 513, Holders of 10% in aggregate principal amount of Securities of any series who have been bona fide Holders of such Securities for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuers shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 611, Holders of 10% in aggregate principal amount of Securities of any series who have been bona fide Holders of Securities of such series for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611.           Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuers or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

Section 612.           Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 613.           Preferential Collection of Claims Against Issuers.

If and when the Trustee shall be or become a creditor of either of the Issuers (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the applicable Issuer (or any such other obligor).

ARTICLE VII
HOLDERS’ LISTS AND REPORTS BY TRUSTEE
AND ISSUERS

Section 701.           Issuers to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Security Registrar, the Issuers shall cause the Security Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of each series.

Section 702.           Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703.           Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. The Trustee shall promptly deliver to the Issuers a copy of any report it delivers to Holders pursuant to this Section 703.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any Securities are listed, with the Commission and with the Issuers. The Issuers will notify the Trustee when any Securities are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 704.           Reports by Issuers.

The Issuers shall comply with all the applicable provisions of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information and documents. The Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VIII
CONSOLIDATION, MERGER
AND SALE OF ASSETS

Section 801.           Merger or Transfer Assets Only on Certain Terms.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(1)           the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Securities and this Indenture; and

(3)           immediately after such transaction, no Default or Event of Default exists.

Section 802.           Successor Corporation Substituted.

The Successor shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Issuer, or Guarantor, as the case may be, under the Indenture, with the same effect as if the Successor had been an original party to this Indenture, and the applicable Issuer, or Guarantor, as the case may be, shall be released from all its liabilities and obligations under this Indenture and the Securities.

ARTICLE IX
SUPPLEMENTAL INDENTURES

Section 901.                                Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Issuers, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)                                  to add to the covenants for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuers;

(2)                                  to evidence the succession of another Person to either of the Issuers, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuers pursuant to Article VIII;

(3)                                  to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(4)                                  to add one or more guarantees for the benefit of Holders of the Securities;

(5)                                  to secure the Securities;

(6)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

(7)                                  to provide for the issuance of additional Securities of any series;

(8)                                  to establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

(9)                                  to comply with the rules of any applicable Depositary;

(10)                            to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form;

(11)                            to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no Security described in clause (i) Outstanding;

(12)                            to cure any ambiguity, to correct or supplement any provision of this Indenture which may be defective or inconsistent with any other provision herein; and

(13)                            to change any other provision under this Indenture; provided that such action pursuant to this clause (13) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

Section 902.                                Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for Securities), by Act of said Holders delivered to the Issuers and the Trustee, the Issuers and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series affected thereby:

(1)                                  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security;

(2)                                  reduce the principal amount of any Security or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 503, or reduce the rate of interest on any Security;

(3)                                  reduce any premium payable upon the redemption of or change the date on which any Security may or must be redeemed;

(4)                                  change the coin or currency in which the principal of or premium, if any, or interest on any Security is payable;

(5)                                  impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(6)                                  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(7)                                  modify any of the provisions of this Section 902, Section 512 or Section 1005, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 902 and Section 1005, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(6); or

(8)                                  if the Securities of any series are convertible into or for any other securities or property of the Issuers, make any change that adversely affects in any material respect the right to convert any Security of such series (except as permitted by Section 901) or decrease the conversion rate or increase the conversion price of any such Security of such series, unless such decrease or increase is permitted by the terms of such Security.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

After a supplemental indenture under this Section 902 becomes effective, the Issuers shall mail to the Trustee a notice briefly describing such supplemental indenture or a copy of such supplemental indenture and the Trustee shall mail such notice or supplemental indenture to Holders affected thereby. Any failure of the Issuers to mail such notice, or any defect therein, or any failure of the Issuers to mail such supplemental indenture, shall not in any way impair or affect the validity of any such supplemental indenture.

Section 903.                                Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and, subject to Section 601, shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent in this Indenture to the execution of such supplemental indenture, if any, have been complied with; provided, however, that no such Opinion of Counsel and Officers’ Certificate shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.                                Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.                                Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act.

Section 906.                                Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X
COVENANTS

Section 1001.                          Payment of Principal, Premium, if any, and Interest.

The Issuers covenant and agree for the benefit of each series of Securities that they will duly and punctually pay the principal of and premium, if any, and interest on the Securities of such series in accordance with the terms of the Securities and this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 1003) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 307.

Section 1002.                          Maintenance of Office or Agency.

The Issuers will maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion, and where notices and demands to or upon the Issuers in respect of the Securities of such series and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; and such required office or agency shall be at an office of the Trustee located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention:  Corporate Unit.  The Issuers hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 301, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; and such Place of Payment with respect to a Global Security shall be at an office of the Trustee located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention:  Corporate Unit; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 1003.                          Money for Securities Payments to Be Held in Trust.

If the Issuers shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date for the principal of or premium, if any, or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Holders of such Securities a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for any series of Securities, it will, no later than 11:00 a.m. (New York City time) on each due date for the principal of or premium, if any, or interest on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders of such Securities entitled to the same, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of its action or failure so to act.

The Issuers will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Issuers in making any such payment.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on Issuer Request, or (if then held by one of the Issuers) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 1004.                          Statement by Officers as to Default.

Each Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers ending after the date hereof an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of each Issuer, stating whether or not, to the best knowledge of such officer, the applicable Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the applicable Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 1005.                          Reports.

Whether or not required by the rules and regulations of the Commission, so long as any Securities of a series are outstanding, the Issuers shall furnish to the Holders of Securities of such series all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of the Issuers; provided, however, that to the extent such reports are filed with the Commission and publicly available, no additional copies need be provided to Holders of the Securities or the Trustee.  The Issuers shall also comply with the provisions of TIA §314(a).

The Issuers shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Securities under this Section 1005.

The Issuers will be deemed to have satisfied the requirements of paragraph (a) and (b) above if (i) any Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, (ii) such Parent does not have any material assets or liabilities other than direct or indirect interests in the Issuers, and (iii) the Issuers are not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by such Parent.

Section 1006.                          Limitation on Liens.

The Issuers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or assume any Indebtedness for borrowed money that is secured by a Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 1007.                          Additional Subsidiary Guarantees.

If any of the Company’s Domestic Subsidiaries, including any Domestic Subsidiary that the Company or any of its Subsidiaries may organize, acquire or otherwise invest in after the date of hereof, that is not a Guarantor guarantees or becomes otherwise obligated under the Senior Secured Credit Facility or the Existing Notes, then such Domestic Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Securities and this Indenture on the terms set forth in Article XV and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Subsidiary.  Thereafter, such Domestic Subsidiary shall be a Guarantor for all purposes hereof; provided, however, that to the extent that a Domestic Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Domestic Subsidiary from issuing a Guarantee, such Domestic Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt; provided, further, however, that any such Guarantee shall be released as provided under Section 1504 hereof.

Section 1008.                          Limitation on Sale and Leasebacks.

The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person pursuant to which the Company or any of its Subsidiaries leases any property that has been or is to be sold or transferred by the Company or its Subsidiaries to such Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if the Company or such Subsidiary would be entitled to secure the property to be leased by a Lien (without equally and ratably securing the outstanding Securities) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “Attributable Debt”).

In addition, the following Sale and Leaseback Transactions shall not be subject to the limitation above and shall not be included in calculating Attributable Debt for purposes of Section 1008:

(1)                                  temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(2)                                  leases between only the Company and a Subsidiary of the Company or only between the Company’s Subsidiaries; and

(3)                                  leases of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Section 1009.                          Limitation on Activities of DIRECTV Financing.

DIRECTV Financing may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to the Company or any Wholly Owned Subsidiary of the Company, the incurrence of Indebtedness as a co-obligor or guarantor of the Securities, the Exchange Securities, if any, the Senior Secured Credit Facility and any other Indebtedness incurred by the Company.   Neither the Company nor any Subsidiary of the Issuer shall engage in any transactions with DIRECTV Financing in violation of the immediately preceding sentence.

Section 1010.                          Organizational Existence.

Subject to Article VIII hereof and the proviso to this Section 1010, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a limited liability company and, the corporate, limited liability company, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary (other than the corporate existence of DIRECTV Financing) if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

Section 1011.                          Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(18),  901(1) or 901(8) for the benefit of the Holders of such series, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE XI
REDEMPTION OF SECURITIES

Section 1101.                          Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article XI.

Section 1102.                          Election to Redeem; Notice to Trustee.

The election of the Issuers to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Issuers of the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 35 days (unless a shorter notice shall be satisfactory to the Trustee but not more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 1103.                          Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected by the Trustee, from the Outstanding Securities of such series not previously called for redemption in compliance with the requirements of the principal national securities exchange on which such Securities are listed, or if not so listed, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104.                          Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date (or within such period as otherwise specified as contemplated by Section 301 for Securities of a series), to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed and state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price (or the method of calculating such price);

(3)                                  if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4)                                  that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)                                  the place or places where each such Security is to be surrendered for payment of the Redemption Price;

(6)                                  for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion;

(7)                                  that the redemption is for a sinking fund, if such is the case; and

(8)                                  if applicable, the CUSIP numbers of the Securities of such series; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Securities.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company provided the notice provisions have been given to the Trustee. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

Section 1105.                          Deposit of Redemption Price.

By no later than 11:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Securities to be redeemed.

If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307 or in the terms of such Security) be paid to the Company upon Issuer Request or, if then held by the Company, shall be discharged from such trust.

Section 1106.                          Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307; provided further that, unless otherwise specified as contemplated by Section 301, if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant Regular Record Date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107.                          Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE XII
SINKING FUNDS

Section 1201.                          Applicability of Article.

The provisions of this Article XII shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any series of Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any series of Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of the series as provided for by the terms of such Securities.

Section 1202.                          Satisfaction of Sinking Fund Payments with Securities.

The Issuers (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203.                          Redemption of Securities for Sinking Fund.

Not less than 60 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE XIII
DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.                          Company’s Option to Effect Defeasance or Covenant Defeasance.

Unless otherwise provided as contemplated by Section 301, Sections 1302 and 1303 shall apply to all Securities or each series of Securities, as the case may be, in either case, denominated in U.S. dollars and bearing interest at a fixed rate, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article XIII; and the Company may elect, at its option at any time, to have Sections 1302 and 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article XIII.  Any such election to have or not to have Sections 1302 and 1303 apply, as the case may be, shall be evidenced by a Board Resolution, Officer’s Certificate or in another manner specified as contemplated by Section 301 for such Securities.

Section 1302.                          Defeasance and Discharge.

Upon the Company’s exercise of its option, if any, to have this Section 1302 applied to any Securities or any series of Securities, as the case may be, or if this Section 1302 shall otherwise apply to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section 1302 on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section 1305, payments in respect of the principal of and premium, if any, and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities under Sections 304,  305,  306,  1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article XIII. Subject to compliance with this Article XIII, the Company may exercise its option, if any, to have this Section 1302 applied to the Securities of any series notwithstanding the prior exercise of its option, if any, to have Section 1303 applied to such Securities.

Section 1303.                          Covenant Defeasance.

Upon the Company’s exercise of its option, if any, to have this Section 1303 applied to any Securities or any series of Securities, as the case may be, or if this Section 1303 shall otherwise apply to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under any covenants provided pursuant to Section 301(18),  901(1) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 501(4) and Section 501(11) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section 1303 on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 1304.                          Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or 1303 to any Securities or any series of Securities, as the case may be:

(1)                                  The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article XIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and premium, if any, and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)                                  In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)                                  In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)                                  The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5)                                  No Default or Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, insofar as Sections 501 (9) or (10) are concerned, at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6)                                  Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

(7)                                  The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with (in each case, subject to the satisfaction of the condition in clause (5)).

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article XI.

Section 1305.                          Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1305 and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Anything in this Article XIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 1306.                          Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article XIII with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIII with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article XIII; provided, however, that (a) if the Company makes any payment of principal of or premium, if any, or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights, if any, of the Holders of such Securities to receive such payment from the money so held in trust and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE XIV
REPAYMENT AT THE OPTION OF HOLDERS

Section 1401.                          Applicability of Article.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article XIV.

Section 1402.                          Repayment of Securities.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof and premium, if any, thereon, together with interest thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, the premium, if any, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Section 1403.                          Exercise of Option.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than

45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

Section 1404.                          When Securities Presented for Repayment Become Due and Payable.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article XIV and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest and/or premium, if any, to (but excluding) the Repayment Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) and any premium shall, until paid, bear interest from the Repayment Date at the rate of interest or yield to maturity (in the case of Original Issue Discount Securities) set forth in such Security.

Section 1405.                          Securities Repaid in Part.

Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in a principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE XV

GUARANTEES

Section 1501.                          Guarantee.

Except as otherwise set forth in a Board Resolution, Officers’ Certificate or supplemental indenture establishing a series of Securities and subject to the provisions of this Article XV, each Guarantor (together with any successor to such Guarantor pursuant to any merger or consolidation, unless such Guarantor’s Guarantee is released in accordance with Section 1503 hereof), jointly and severally, hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Issuers hereunder or thereunder, that

(1)                                  the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                  in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice (except that the Trustee shall provide at least ten days’ prior written notice to the Issuers on behalf of the Guarantors before taking any action for which the Communications Act and/or the FCC rules require such notice and which right to notice is not waivable by any Guarantor) and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or any Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article V, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.  Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders of Securities to the benefits hereof, the Securities or the Guarantees.

Nothing contained in this Section 1501 or elsewhere in this Indenture, the Securities or the Guarantees shall impair, as between any Guarantor and the Holder of any Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on the Securities in accordance with their terms and the terms of the Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

Section 1502.                          Merger, Consolidation or Sale of Assets of Guarantors.

Subject to Section 1504 hereof, a Guarantor will not, and the Company will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person other than the Company or another Guarantor unless:

(1)                                  such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)                                  the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Securities and this Indenture; and

(3)                                  immediately after such transaction, no Default or Event of Default exists.

Nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Wholly Owned Subsidiary of the Company.  Except as set forth in Article 5 hereof, nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Subsidiary of the Company.

Section 1503.                          Successor Corporation Substituted.

Upon any consolidation, merger, sale or conveyance described in paragraphs (1) through (3) of Section 1502 hereof, and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions hereof to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms hereof as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor.

Section 1504.                          Releases from Guarantees.

If pursuant to any direct or indirect sale or conveyance of assets (including, if applicable, all of the Capital Stock of any Guarantor) or other disposition by way of merger, consolidation or otherwise, the assets sold include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any such Guarantor, then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee.  In addition, a Guarantor shall be released and relieved of its obligations under its Guarantee if (1) such Guarantor is dissolved or liquidated in accordance with the provisions hereof; (2) such Guarantor no longer guarantees or is otherwise obligated under the Senior Secured Credit Facility or any of the Existing Notes; or (3) with respect to a series of Securities, the Issuers effectively discharge their obligations or defease all Securities of such series in compliance with the terms of Section 401 or Article 13 hereof.  Upon delivery by the Company to the Trustee of an Officers’

Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions hereof, if applicable, the Trustee shall execute any documents pursuant to written direction of the Company in order to evidence the release of any such Guarantor from its obligations under its Guarantee.  Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of such Guarantor under this Indenture as provided in this Article XV.

*                                         *                                         *

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

DIRECTV HOLDINGS LLC, as Issuer

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

DIRECTV FINANCING CO., INC., as Issuer

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

DIRECTV, INC., as Guarantor

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

DIRECTV CUSTOMER SERVICES, INC.,
as Guarantor

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

DIRECTV MERCHANDISING, INC.,
as Guarantor

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

DIRECTV ENTERPRISING, INC.,
as Guarantor

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

DIRECTV OPERATIONS, LLC,
as Guarantor

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

LABC PRODUCTIONS, LLC,
as Guarantor

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

DIRECTV HOME SERVICES, LLC,
as Guarantor

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

DIRECTV PROGRAMMING HOLDINGS I, INC., as Guarantor

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

DIRECTV PROGRAMMING HOLDINGS II, INC., as Guarantor

By:
Name: J. William Little
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Name:
Title: